UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2024, Vistra Operations Company LLC (“Vistra Operations”) (as Borrower), an indirect, wholly owned subsidiary of Vistra Corp. (the “Company”), entered into an amendment (the “Credit Agreement Amendment”) among Vistra Operations, Vistra Intermediate Company LLC, the guarantors party thereto, the revolving credit lenders and revolving letter of credit issuers party thereto, Citibank, N.A, as Administrative and Collateral Agent, and the other parties named therein, which amended that certain Credit Agreement, dated as of October 3, 2016 (as amended, supplemented or otherwise modified from time to time, including by the Credit Agreement Amendment, the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement Amendment or the Credit Agreement, as applicable.

Pursuant to the Credit Agreement Amendment, effective as of October 11, 2024, the Credit Agreement was amended to, among other things, (i) extend the maturity date applicable to the 2022 Extended Revolving Credit Facility from April 29, 2027 to October 11, 2029, (ii) provide for additional revolving credit commitments by certain lenders, which constitutes an increase in the existing class of 2022 Extended Revolving Credit Commitments from $3.175 billion to $3.440 billion and which is subject to the same prepayment provisions, maturity date and other terms and conditions applicable to the existing class of 2022 Extended Revolving Credit Commitments under the Credit Agreement, (iii) appoint a new revolving letter of credit issuer under the Credit Agreement, (iv) amend certain other provisions of the Credit Agreement, including, without limitation, increasing the permissible maximum incremental facilities amount and increasing capacity under certain negative covenant “baskets”, and (v) effect certain other conforming changes and modifications consistent with the foregoing.

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment, a copy of which will be filed with the Company’s next periodic report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning the Company’s direct financial obligations under the Credit Agreement Amendment is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: October 17, 2024	/s/ William M. Quinn
	Name:	William M. Quinn
	Title:	Senior Vice President and Treasurer